Cindy Shy, P.C.
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                        A Professional Law Corporation


August 4, 2004

View Systems, Inc.
1100 Wilso Drive
Baltimore, Maryland 21223


     Re:  Registration Statement on Form SB-2
          for View Systems, Inc.

Gentlemen:

We are acting as counsel to View Systems. Inc., a Nevada corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form SB-2 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about August 6, 2004. The Registration Statement relates to the registration under the Securities Act of 1933 of 18,621,050 common shares previously issued by the Company.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
      (i)   the Articles of Incorporation of the Company;
      (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares;
      (iii) the Registration Statement; and
      (iv) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. The members of our firm are admitted to the practice of law in the state of Utah, and we express no opinion as to the laws of any other jurisdiction

Based on and subject to the foregoing, we are of the opinion that the 18,621,050 common shares previously issued by the Company are authorized and validly issued, and fully paid and non-assessable.


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 2157 S. Lincoln Street, Suite 202 * Salt Lake City, Utah 84106
               * (801)323-2392 * Fax (801) 364-5645


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View Systems, Inc.
August 4, 2004
Page 2


We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.


                                    /s/ Cindy Shy PC

                                    Cindy Shy, P.C.